Exhibit 4.1





















                             CHICAGO TITLE AND TRUST COMPANY



                             SAVINGS AND PROFIT SHARING PLAN



                     AS AMENDED AND RESTATED THROUGH AUGUST 15 1992























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
                                       ARTICLE ONE
                                       -----------

                                     HISTORY OF PLAN
                                     ---------------

              1.1   Restatement of Plan.  Chicago Title and Trust Company
                    -------------------
                    (the "Company") hereby establishes as of June 26, 1985, the Chicago Title and Trust Company Savings and Profit Sharing Plan (the "Plan").

                    The current restatement of the Plan as of August 15, 1992 reflects the original restatement of the Lincoln National Corporation Employees Savings and Profit-Sharing Plan as applied to the Company and its affiliated companies as well as various amendments arising from corporate acquisitions and the merger of other plans.

              1.2   Merger of Prior Plan.  Effective June 26, 1985 the
                    --------------------
                    Chicago Title and Trust Company Employees Savings and Investment Plan, a frozen thrift plan, shall be merged into the Plan and administered in accordance with
                    Article 15.

              1.3   Legal Compliance.  It is intended that the Plan and the
                    ----------------
                    Trust established pursuant to the Plan meet the requirements of the Employee Retirement Income Act of 1974 and other laws applicable to tax qualified benefit plans and be qualified and maintained tax-exempt under Sections 401(a) and 501(a) of the Internal Revenue Code as amended from time to time.

                                       ARTICLE TWO
                                       -----------

                                       DEFINITIONS
                                       -----------

              For purposes of this Plan, the following definitions shall apply:

              2.1   "Board" means the Board of Directors of the Company.




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              2.2   "Code" means the Internal Revenue Code of 1986, as
                    amended from time to time together with applicable regulations promulgated under the Code.

              2.3 "Committee" means the Chicago Title and Trust Company Benefits Administration Committee and "Policy
                    Committee" means the Chicago Title and Trust Company Benefits Policy Committee.

              2.4 "Company" means Chicago Title and Trust Company in its individual capacity.

              2.5 "Compensation" means a participant's annual base salary for a salaried employee or an equivalent for an hourly employee from an Employer for services rendered as an employee exclusive of bonuses, incentive compensation and overtime pay. The total amount of Compensation taken into account for any Plan Year beginning on or after January 1, 1989 shall be limited to $200,000 (or such greater amount as determined by the Secretary of the Treasury under Section 401(a)(17) of the Code).

              2.6 "Employee" means a person employed by an Employer. Any person who is a Leased Employee of an Employer shall not be eligible to participate in the Plan.

              2.7 "Employer" means the Company and any Related Companies which are authorized by the Board to adopt the Plan.

              2.8 "ERISA" means the Employment Retirement Income Security Act of 1974 as amended from time to time together with any regulations promulgated under the Act.

              2.9 "Hour of Service" with respect to an Employee means each hour:

                    (a) For which the employee is directly or indirectly compensated by, or entitled to compensation for the performance of duties from an Employer;

                    (b) For which back pay, irrespective of mitigation of damages, has been awarded or agreed to by an Employer; and

                    (c) For which the employee is paid or entitled to payment by an Employer, but during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury



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                         duty, military duty or leave of absence; provided,
                         however, that no credit shall be given for periods for which payment is made solely to comply with workers' compensation or unemployment compensation of disability insurance laws or for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee;

                    (d) The number of hours for which an Employee is paid or entitled to payment by the Company for reasons described in paragraphs (a) through (c) of this
                         Section 2.9 (or the number of hours to which an award of or agreement to pay back pay for a period described under such paragraph applies) shall be determined in accordance with regulations prescribed by the Secretary of Labor;

                    (e) The computation period to which Hours of Service described in paragraphs (b) or (c) are credited shall be determined in accordance with regulations prescribed by the Secretary of Labor.

              2.10 "Leased Employee" means any person who is not an employee of an Employer, but who has provided services to an Employer of a type which have historically (within the business field of the Employer) been provided by employees on a substantially full-time basis for a period of at least one year pursuant to an agreement between the Employer and the leasing organization, The period during which a leased employee performs services for the Employer shall be taken into account for purposes of Section 4.2 unless:

                    (a) such Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and

                    (b) Leased Employees do not constitute more than 20 percent of the Employer's non-highly compensated workforce.

              2.11 "LNC" and "LNC Plan" means Lincoln National Corporation and the Lincoln National Corporation Employees Savings and Profit Sharing Plan, respectively.



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              2.12  "Plan" means the Chicago Title and Trust Company
                    Savings and Profit Sharing Plan as set forth in this instrument and as amended from time to time.

              2.13  "Plan Year" means a calendar year.

              2.14  "Plan Sponsor" means the Company.

              2.15 "Prior CT&T Plan" means the Chicago Title and Trust Company Employees Savings and Investment Plan, discontinued effective April 1, 1984 and merged into this Plan.

              2.16 "Related Company" means with respect to any Employer, any corporation, trade or business, during any period that it is along with that Employer, a member of a controlled group of corporations, or a controlled group of trades or businesses as described in Sections 414(b) and (c) respectively of the Code. A Related Company shall also include any organization (whether or not incorporated) which is a member of an affiliated service group as defined in Section 414(m) of the Code which includes an Employer, and any other entity required to be aggregated with an Employer pursuant to regulations under Section 414(o) of the Code.

              2.17 "Trust" means the relationship established between the Company and the Trustee under the Trust Agreement providing for the management and investment of plan assets.

              2.18 "Trustee" means Chicago Title and Trust Company in its fiduciary capacity and any co-trustee or successor fiduciary.

              2.19 "Vesting Service" means the service of a participant as calculated in accordance with Article Four.

              2.20 "Valuation Date" means the last day of each calendar quarter and any other date specified by the Company for valuation of Fund assets.









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                                      ARTICLE THREE
                                      -------------

                               ELIGIBILITY AND ENROLLMENT
                               --------------------------

              3.1   Eligibility.  As of the Plan Year commencing with 1992
                    -----------
                    any employee of an Employer will become eligible to participate in the Plan as follows:

                    A. If such employee has attained age 21 at the commencement of his employment, the employee will be eligible to participate in the Plan on the first full pay period following employment; and

                    B. If such employee has not attained age 21 at the commencement of his employment, he will be eligible to participate in the Plan on the date of the first full pay period following obtainment of age 21.

              3.2   Participation Not a Contract of Employment.  The Plan
                    ------------------------------------------
                    and an employee's participation in the Plan, does not constitute a contract of employment and affords the participant no right or guarantee of continued employment by an Employer or any right of future accrual of benefits.

                                      ARTICLE FOUR
                                      ------------

                                     VESTING SERVICE
                                     ---------------

              4.1   Prior Service.  For periods of employment prior to
                    -------------
                    January 1, 1991, an employee shall be credited with the Vesting Service determined under the Plan as in effect immediately preceding January 1, 1991 and as recorded in the records of the Company as of December 31, 1990.

              4.2   Accrual.  For the Plan Year commencing January 1, 1991,
                    -------
                    and each Plan Year thereafter, an employee shall accrue one year of Vesting Service for each Plan Year in which




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                    the employee has 1,000 or more Hours of Service with an
                    Employer.

              4.3   Reemployment.  If an employee terminates employment and
                    ------------
                    is later reemployed by an Employer, such employee will again become eligible to participate upon reemployment and prior Vesting Service of the employee shall be reinstated as of the date of reemployment.

              4.4   Related Company.  Each Employer shall recognize the
                    ---------------
                    Vesting Service of an employee accrued while in the employment of a Related Company. Each Employer, in its sole discretion, may recognize as Vesting Service an employee's service with a Related Company during periods prior to the time the entity became a Related Company under the Plan.

              4.5   Authority of Committee.  In furtherance and not in
                    ----------------------
                    derogation of any rights afforded to an employee under the Plan, the Committee may adopt such rules uniformly applicable to all employees similarly situated as it deems advisable for purposes of Plan administration including, but not limited to, service accrued during leaves of absence, paternity and maternity leave, illness and service in the armed forces. In no event shall an employee's absence from service while on maternity or paternity leave in accordance with Company policy be deemed a termination of employment under the Plan or otherwise force a distribution of account balances.

                                      ARTICLE FIVE
                                      ------------

                                BEFORE-TAX CONTRIBUTIONS
                                ------------------------

              5.1   Amount of Before-Tax Contribution.  A participant may
                    ---------------------------------
                    elect to make a before-tax contribution to the Plan as of any payroll date in any whole percentage of Compensation, with a minimum contribution of one percent and a maximum contribution of thirteen percent. For Plan Years beginning on and after January 1, 1987, no participant may elect to make a before-tax



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                    contribution in the aggregate for any such Year in
                    excess of $7,000 (or such greater amount as determined pursuant to Section 402(g)(5) of the Code). When an employee election is made, the Employer shall reduce the participant's Compensation actually paid for services rendered by the appropriate amount, note payroll records accordingly and remit such amount to the Plan Trustee, To the extent a participant makes contributions to the Plan in excess of the limit under
                    Section 402(g)(5) of the Code, such excess amount (and the income allocable to such excess) shall be refunded to the participant as soon as administratively possible but not later than April 15 of the Plan Year following the Plan Year for which such contributions were made, as provided in rules adopted by the Committee and in the manner and within the time required under Section 402(g) of the Code and the regulations thereunder.

              5.2   Pre-condition.  Any before-tax contribution of a
                    -------------
                    'highly compensated participant' (as defined in Section 5.9) will be limited to amounts permitted under Section
                    5.8 of the Plan.

              5.3   Matching Employer Contributions.  Employee before-tax
                    -------------------------------
                    contributions of at least one percent, but not exceeding six percent of Compensation shall be eligible for matching Employer contributions as provided in
                    Article 7; provided that, employee before-tax contributions in excess of six percent of compensation shall be recharacterized as having been made at a constant six percent rate in determining the availability of matching Employer contributions.

              5.4   Payment of Before-Tax Contributions.  Before-tax
                    ----------------------------------
                    contributions shall be paid by an Employer to the Trustee as soon as administratively convenient after the date such Compensation would have been paid to the participant.

              5.5   Effective Date.  A participant may initiate or change
                    --------------
                    the amount of before-tax contributions effective for the first payroll period falling within the next calendar quarter.




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              5.6   Suspension of Contributions.  A participant may elect
                    ---------------------------
                    to suspend before-tax contributions as of any payroll date and each suspension shall remain effective until the participant makes a new election of contributions effective for the first payroll period falling within the commencement of a calendar quarter.

              5.7   Maintenance of Tax Qualified Status.  In order to
                    -----------------------------------
                    maintain the tax qualified status of the Plan, the Committee may, without the consent of a participant, modify or revoke, prospectively or retroactively, any participant's election to make before-tax contributions.

              5.8   Limitations on Before-Tax Contributions by Highly
                    -------------------------------------------------
                    Compensated.  In no event shall the actual deferral
                    -----------
                    percentage (as defined below) of "highly compensated participants" (as defined in Section 5.9) for any Plan Year exceed the greater of:

                    A. the actual deferral percentage of all other Participants for such Plan Year multiplied by 1.25; or

                    B. the actual deferral percentage of all other Participants for such Plan Year multiplied by 2.00; provided that the actual deferral percentage of the highly compensated participants does not exceed that of all other participants by more than 2 percentage points.

                    The "actual deferral percentage" of a group of participants for a Plan Year means the average of the ratios (determined separately for each participant in such group) of A to B where A equals the before-tax contributions credited to each participant's account for such Plan Year and B equals the participant's compensation for such Plan Year. For purposes of this Section, the term "compensation" shall mean compensation as defined in Section 414(s) of the Code, including before-tax contributions. The Committee shall determine from time to time based on the before-tax contribution elections then on file with the Committee whether the foregoing limitations will be



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                    satisfied and to the extent necessary to insure
                    compliance with such limitation may reduce on an individual-by-individual basis for each highly compensated participant who is exceeding such deferral percentage the applicable percentage of before-tax contributions to be withheld for such highly compensated participant beginning with the highly compensated participant with the highest deferral percentage first and then reducing the applicable percentage for each subsequent highly compensated participant in order of compensation until such excess is eliminated. A "family member" (as defined below) of a highly compensated participant shall not be treated as a separate participant in the Plan and a single ratio shall be determined for the family members and the highly compensated participant ("family group"), The family group shall be treated as a highly compensated participant having a ratio for the Plan Year equal to the greater of (1) the ratio determined by combining the before-tax contributions and the compensation of those family group members who are highly compensated; and (2) the ratio determined by combining the before-tax contributions and the compensation of the entire family group. For purposes of this Section, the actual deferral percentage of a highly compensated participant who is eligible to have before-tax contributions made under two or more plans or arrangements, as described in Section 401(k) of the Code, that are maintained by the Employer or any Related Company shall be determined as if all such contributions were made under a single arrangement. A "family member" includes the spouse and lineal ascendants or descendants (including the spouses of such lineal ascendants or descendants) of a five-percent owner or one of ten most highly compensated participants with respect to any Plan Year.

              5.9   Highly Compensated Participant.  A 'highly compensated
                    ------------------------------
                    participant' means any participant who during the current or immediately preceding plan year:

                         a. was a 5 percent owner of the Company or a Related Company;

                         b. received annual compensation from the Company and/or a Related Company of more than $75,000




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                              (or such greater amount as provided under
                              Section 414(q) of the Code);

                         c. received annual compensation from the Company and/or a related Company of more than $50,000 (or such greater amount as provided under Section 414(q) of the Code) and was in the top-paid 20% of the employees; or

                         d. was an officer of the Company and/or Related Company receiving annual compensation greater than 50% of the amount in effect under
                              Section 415(b)(1)(A) of the Internal Revenue
                              Code; provided that for purposes of this subparagraph, no more than 50 employees of the Company (or, if lesser, the greater of 3 employees or 10% of the employees shall be treated as officers.

                    A participant not described in (b), (c) or (d) above for the immediately preceding plan year will not be considered a highly compensated participant for the current plan year under (b), (c) or (d) unless such participant is included within the group of the 100 highest paid employees of the Company and Related Companies for such current year. For purposes of this Section, compensation means compensation as defined in
                    Section 5.8 of the Plan. The determination of highly compensated participants will be made in accordance with regulations under Section 414(q) of the Code.

              5.10  Refund of Excess Before-Tax Contributions.  To the
                    -----------------------------------------
                    extent necessary to conform to the limitations described in Section 5.8, the Committee may reduce before-tax contributions made on behalf of highly compensated participants consistent with the regulations issued under Section 401(k) of the Code. Such reduction shall be effected by reducing the before-tax contributions made on behalf of highly compensated participants (in the order of their actual deferral percentage) beginning with the highly compensated participant who elected the highest percentage of such contributions first, then reducing such contributions to the next highest before-tax contribution percentage level and so forth until such limitations are satisfied. Any before-tax contributions made on behalf of any participant which



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                    cannot be credited to him in such Plan Year under
                    Section 5.8 shall be repaid to him with the income thereon and without regard to any other provision of the Plan. A repayment shall occur within the first two and one-half months after such Plan Year. For purposes of determining the amount of any income for a Plan Year attributable to any excess contributions made by a highly compensated participant (as defined in Section 5.9) to be returned to such participant, the following formula will be used:

                         i.   first, the value of his before-tax
                              contribution account as of the beginning of the Plan Year and as of the last day of the Plan Year shall be determined.

                         ii. next, the gain or loss on such before-tax contribution account shall be determined after first reducing the difference between the balance of the account as at the end of the year and the balance as at the beginning of the year by before-tax contributions made for such year.

                         iii. next, the amount calculated under paragraph
                              (ii) shall be multiplied by a fraction the numerator of which is the excess before-tax contributions made by the participant for such year and the denominator of which is such participant's before-tax contribution account as of the last day of such year, reduced by the amount of any gain for such year and increased by the amount of any loss for such year.

                    Notwithstanding the foregoing, if at the end of a Plan Year it is determined that a family group has excess before-tax contributions, the portion of such excess contributions to be allocated to each member of the family group shall be determined as follows. If the actual deferral ratio of the family group is determined under (1) of Section 5.8, then the actual deferral percentage for each highly compensated participant in the family group shall be reduced as described in
                    Section 5.8 but not below the actual deferral percentage of the family members who are not highly compensated participants without regard to family aggregation. If further reduction is required, excess



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                    before-tax contributions are determined by taking into
                    account the before-tax contributions of the entire family group and reallocating the excess among all family members in proportion to the before-tax contributions of each family member. If the actual deferral percentage of the highly compensated participant is determined under (2) of Section 5.8, then excess before-tax contributions of the family group shall be allocated in proportion to the contributions of each family member.

                                       ARTICLE SIX
                                       -----------

                                 EMPLOYER CONTRIBUTIONS
                                 ----------------------

              6.1   Amount of Employer Contributions.  Two types of
                    --------------------------------
                    Employer contributions shall be made.

                    A.   Base Amount.  An Employer shall contribute on
                         -----------
                         behalf of each participant an amount equal to 25% of eligible (1%-6%) before-tax contributions by the participant up to a maximum of 1.5% of the participant's Compensation.

                         i. An Employer shall pay these payroll matching contributions to the Trustee at approximately the same time as the underlying contributions are paid to the Trustee.

                    B.   Profit Sharing Contribution.  For each Plan Year,
                         ---------------------------
                         an Employer shall contribute on behalf of each participant employed on December 31 (except as otherwise noted in Section 12.3) an additional percentage of eligible before-tax contributions varying with the Company's rate of return on equity for that year in accordance with the following schedule:









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                               CT&T
                         Return on Equity*           Applicable Percentage
                         -----------------           ---------------------
                         Less than 10%                          0
                              10%                               5%
                              11                               15
                              12                               25
                              13                               40
                              14                               55
                              15                               75
                              16                               90
                              17                              105
                              18 or more                      125

                         *rounded to the nearest whole percent

                         i. An Employer shall pay its profit sharing contributions to the Trustee without interest and within a reasonable time after the Company's return on equity calculations are completed for purposes of its public annual statement, but in no event later than the due date (including extensions) for its Federal Income Tax return.

              6.2   Return on Equity.  For purposes of this paragraph, the
                    ----------------
                    Company's return on equity shall be calculated from the consolidated financial statements of Chicago Title and Trust Company and its subsidiary corporations. For purposes of this paragraph "return on equity" shall mean the Company's after-tax operating income before net realized gain or loss on sale of securities divided by the Company's average operating equity at year end for the current and next previous calendar year. In making such calculation, at the discretion of the Company, extraordinary items of gain or loss may be excluded.

              6.3   Application of Forfeitures.  Any amounts credited in
                    --------------------------
                    the account of a participant and forfeited in accordance with Article Twelve shall be applied to reduce Employer contributions.







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              6.4   Limitations on Employer Contributions for Highly
                    ------------------------------------------------
                    Compensated Participants.
                    ------------------------
                    In no event shall the Employer contribution percentage (as defined below) of highly compensated participants (as defined in Section 5.9) in any Plan Year exceed the greater of:

                    A. The Employer contribution percentage of all other participants for such Plan Year multiplied by 1.25; or

                    B. The Employer contribution percentage of all other participants for such Plan Year multiplied by 2.00; provided that the actual Employer contribution percentage of the highly compensated participants does not exceed that of all other participants by more than 2 percentage points.

                    The "Employer contribution percentage" of a group of participants for a Plan Year means the average of the ratios (determined separately for each participant in such group) of A to B where A equals the Employer contributions made on behalf of each participant for such Plan Year under Section 6.1 and B equals the participant's compensation (as defined in Section 5.8) for such Plan Year. The Committee shall determine from time to time based on the Employer contributions made for such Plan Year under Section 6.1 whether the foregoing limitations will be satisfied and to the extent necessary to ensure compliance with such limitation, may reduce on an individual-by-individual basis for each highly compensated participant whose Employer contributions exceed such contribution percentage the Employer contributions to be made on behalf of such highly compensated participant beginning with the highly compensated participant with the highest Employer contribution allocation first, and then reducing the applicable percentage for each subsequent highly compensated participant in order of compensation until such excess is eliminated. Rules related to the treatment of "family members" as provided in Section 5.8 and Section 5.10 shall be used in determining whether excess Employer contributions have been made under this Section using the same calculations under that Section but using Employer contributions instead of before-tax contributions.



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                    Further, if multiple use of the limitations contained
                    in paragraph B of this Section and Section 5.8 occurs as defined in Treasury Regulation Section 1.401(m)-2(c), such multiple use will be corrected in the manner described in Treasury Regulation Section 1.401(m)-l(e).

              6.5   Refund of Excess Employer Contributions.  To the extent
                    ---------------------------------------
                    necessary to conform to the limitations described in
                    Section 6.4, the Committee shall reduce Employer contributions and return such contributions to the Employer or use such Employer contributions to match before-tax contributions of other participants consistent with regulations issued under Section 401(m) of the Code. To the extent Employer contributions cannot be credited under Section 6.4 such contributions shall not be deemed to be vested and non-forfeitable. Such reduction shall be effected in the same manner as provided in Section 5.10, except that the term "Employer contribution" shall be substituted for the term "before-tax contributions." For purposes of determining the amount of any income for a Plan Year attributable to any Employer contributions which cannot be allocated to a highly compensated participant under the Plan, the following formula will be used:

                         i. first, the value of his Employer contribution account as of the beginning of the Plan Year and as of the last day of the Plan year shall be determined.

                         ii.  next, the gain or loss of such Employer
                              contribution account shall be determined after reducing the difference between the balance of the account as at the end of the year and the balance as at the beginning of the year by Employer contributions made for such year.

                         iii. next, the amount calculated under paragraph
                              (ii) shall be multiplied by a fraction, the numerator of which is the excess Employer contributions made on behalf of the participant for such year and the denominator of which is such participant's Employer contribution account as of the last day of such year, reduced by the amount of any gain

                                                                   08/15/92



                              for such year and increased by the amount of any loss for such year.

                                      ARTICLE SEVEN
                                      -------------

                   LIMITATIONS ON EMPLOYER AND EMPLOYEE CONTRIBUTIONS
                   --------------------------------------------------

              7.1   Employer Profitability.  Employer contributions apart
                    ----------------------
                    from the payroll matching contributions referenced in
                    Section 6.1 (A)(i) shall be made only from current or accumulated profits determined in accordance with generally accepted accounting principles. In the event an Employer does not have sufficient profits to fund such contributions, it may in accordance with procedures specified by the Committee allow another Employer in its affiliated group (as defined in Section 1504 of the Code) to fund such contribution deficiency.

              7.2   Annual Additions to Participant's Account. The maximum
                    -----------------------------------------
                    aggregate annual additions allocated to a Participant's account in any Plan Year shall not exceed the lesser of:

                    A. $30,000 (or such greater amount as shall be provided by IRS regulations); or

                    B.   25% of the Participant's Compensation in such Plan
                         Year.

              7.3   Limitation for Participants in Multiple Plans.  In the
                    ---------------------------------------------
                    case of a Participant who participates in this Plan and a qualified defined benefit plan maintained by the Employer, the sum of the defined contribution plan fraction and the defined benefit plan fraction in any year shall not exceed 1.0.

                    For purposes of applying the limitations of this Section the following rules shall apply:

                    A. The term "defined contribution plan fraction" shall mean the actual aggregate annual additions to the Plan, determined as of the close of the Plan Year, over the aggregate of the maximum

                                                                   08/15/92



                         annual additions which could have been made for each year of the Participant's service had such annual additions been limited each year in accordance with the restrictions imposed by
                         Section 415 of the Internal Revenue Code, taking into account the transition rules for years ending prior to January 1, 1983 prescribed under the ERISA and the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA"), including the rules of
                         Section 415(e)(3) of the Code, as amended by TEFRA, unless the Committee elects to apply the rules of Section 415(e)(6) of the Code, as added by TEFRA.

                    B. The term "defined benefit plan fraction" shall mean the projected annual benefit payable under the qualified defined benefit plan, determined without regard to the restrictions imposed by
                         Section 415(b) of the Internal Revenue Code, over the annual benefit payable under the Plan, taking into account such restrictions, but increased as provided in Section 415(e)(2)(B) of the Internal Revenue Code, as amended by TEFRA, and in accordance with Section 235(g)(4) of TEFRA.

              7.4   Preclusion of Excess Annual Additions; Reduction of
                    ---------------------------------------------------
                    Benefits.  The Committee shall maintain records showing
                    ---------
                    the contributions allocated to a Participant's account in any Plan Year. In the event that the Committee determines that the allocation of a contribution would cause the restrictions imposed by Sections 7.2 or 7.3 to be exceeded, the Participant's or the Employer's contributions on behalf of such Participant shall be reduced in the following order, but only to the extent necessary to satisfy such restrictions:

                    A. First, unmatched before-tax employee contributions shall be reduced;

                    B. Second, matched before-tax employee contributions and the matching Employer contributions allocated in respect thereof shall be reduced.

                    Notwithstanding the foregoing, if the combination limitation prescribed under Section 7.3 hereof would be exceeded, benefits under the defined benefit plan shall

                                                                   08/15/92



                    be reduced or frozen prior to making any reductions in this Plan.

              7.5   Disposal of Excess Annual Additions.  In the event
                    -----------------------------------
                    that, notwithstanding the foregoing sections, the restrictions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of an allocation of forfeitures or a reasonable error in estimating the Participant's compensation, the excess, to the extent attributable to voluntary employee contributions, shall be returned to the participant. The remaining excess, if any, shall be returned to the participant. The remaining excess, if any, shall be utilized to reduce future matching Employer contributions on behalf of the Participant for the next succeeding Plan Year and succeeding Plan Years as necessary or, if the Participant is no longer employed in such a succeeding Plan Year, to reduce future matching Employer contributions on behalf of the other participants entitled to an allocation.

              7.6   Aggregation of Plans.  For purposes of this Article
                    --------------------
                    except Section 7.10, all qualified defined contribution plans maintained by an Employer shall be treated as a single plan, and all qualified defined benefit plans maintained by an Employer shall be treated as a single plan.

              7.7   Definition of Annual Addition.  For purposes of this
                    -----------------------------
                    Article except Section 7.10, the term "annual addition" shall mean the sum for any Plan Year of the following amounts allocated to the account of a Participant:

                    A. Salary reduction contributions and matching Employer contributions (including any Forfeitures used to reduce matching Employer contributions); and

                    B.   Forfeitures arising under Article 18.

              7.8   Definition of "Compensation".  For purposes of this
                    ----------------------------
                    Article except Section 7.10, the term "compensation" shall mean a Participant's wages, salary, fees for

                                                                   08/15/92



                    professional services and other amounts received for personal services actually rendered to an Employer (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips and bonuses). The term "compensation" shall not include Employer contributions to a deferred compensation plan to the extent such contributions are not includible in the Participant's gross income, amounts realized from the exercise of a non-qualified stock option or the lapse of restrictions applicable to restricted stock or other property, amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option, premiums for group term life insurance or other amounts which receive special tax benefits.

              7.9   Definition of "Employer".  For purposes of this Article
                    ------------------------
                    except Section 7.10, the term "Employer" shall include any Affiliate, as defined in Section 7.1 hereof and modified by Section 415(h) of the Internal Revenue Code.

              7.10  Top-Heavy Requirements.  See Article Seventeen.
                    ----------------------

                                      ARTICLE EIGHT
                                      -------------

                               INVESTMENT OF CONTRIBUTIONS
                               ---------------------------

              8.1   Use of Trustee.  The Company shall enter into a trust
                    --------------
                    agreement with the Trustee, or such other fiduciary as the Company may select, The Trustee shall receive, hold, invest and reinvest all Plan contributions, together with the monies of the prior CT&T Plan.

              8.2   Investment Funds.  The Trustee shall establish and
                    ----------------
                    maintain the following investment media for the investment of trust assets:

                                                                   08/15/92



                    A.   Safety of Principal Fund*

                         A fund to be invested primarily in guaranteed insurance contracts, certificates of deposit and other conservative investments with investment maturities not in excess of five years;

                    B.   Conservative Common Stock Fund*

                         A fund to be invested primarily in a diversified portfolio of quality common stocks intended to provide long-term growth; and

                    C.   Aggressive Common Stock Fund*

                         A fund to be invested primarily in common stock of typically smaller companies with potential for growth.

                    D.   Balanced Fund

                         A fund to be invested primarily in a diversified portfolio of high quality common stocks, bonds and money instruments.

                    *Referred to collectively as the Funds and together with Fund C of the prior CT&T Plan as Plan Assets.

                    The Trustee may, at its option, utilize for the investment of Plan Assets any common trust funds or collective investment media which it maintains provided that such investments substantially parallel in investment objectives the investment categories described in this Section.

              8.3   Investment Selection.  Each participant shall elect
                    --------------------
                    that percentage, in whole multiples of 10% of employee and Employer contributions to be invested in the Funds.

              8.4   Investment Changes and Transfers.  As of the first
                    --------------------------------
                    payroll period falling within any calendar quarter, a participant may direct a change in the investment of future contributions or the transfer of funds in whole multiples of 10% from one investment medium to another.

                                                                   08/15/92



              8.5   Interim Investment or Ineffective Direction.  In the
                    -------------------------------------------
                    event that an investment direction has not been received by the Trustee from the participant for plan assets or in the event any investment direction is ambiguous or ineffective, the subject assets shall be invested in the Safety of Principal Fund until appropriate investment direction has been received by the Trustee.

                                      ARTICLE NINE
                                      ------------

                                      PLAN ACCOUNTS
                                      -------------

              9.1   Recordkeeping.  The Company shall maintain accounts of
                    -------------
                    each participant's aggregate interest in each investment fund, together with the source of funds in each such investment category.

              9.2   Statements.  Plan statements of accounts shall be
                    ----------
                    issued to participants on a quarterly basis.

              9.3   Valuation.  The assets of each fund shall be valued on
                    ---------
                    a fair market value basis by the Trustee on a quarterly basis, and shall take into account credits for contributions and loan repayments, debits for loans and withdrawals and allocations for income, expenses, loss and appreciation.

              9.4   Participant Direction.  Debits and credits to a
                    ---------------------
                    participant's account shall be prorated in accordance with the participant's direction in effect on the effective date for such account activity.

                                       ARTICLE TEN
                                       -----------

                                  WITHDRAWALS AND LOANS
                                  ---------------------

                                                                   08/15/92



              10.1  After-Tax Contributions.  A participant may as of any
                    -----------------------
                    Valuation Date elect to withdraw all or any part of after-tax contributions without penalty.

              10.2  Withdrawals of Before-Tax Contributions.
                    ---------------------------------------

                    A. A participant who has not attained age 59-1/2 may, as of any Valuation Date, make a withdrawal of before-tax contributions upon written application to the Committee and pursuant to the following rules:

                         i.   The amount withdrawn may not exceed the
                              amount necessary to satisfy an immediate and heavy financial need of the participant. An "immediate and heavy" financial need shall mean the financial need of a participant to meet any extraordinary expenses incurred on account of accident, sickness or disability; to provide for the payment of tuition and related educational fees for the next year's college education for the participant or the spouse or dependents of the participant; to purchase a principal residence for the participant (excluding mortgage payments other than those necessary to prevent a foreclosure); to make mortgage payments in order to prevent eviction from the participant's principal residence; to satisfy unforeseeable catastrophic fire, water or storm damage to the principal residence of the participant; to prevent termination of utilities to the principal residence of the participant; funeral expenses for a family member of the participant; or to satisfy any other immediate and heavy financial need of a catastrophic nature as determined by the Committee. The amount of such withdrawal may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such withdrawal.

                         ii. The participant must represent in writing satisfactory to the Employer that the

                                                                   08/15/92



                              immediate and heavy financial need cannot be satisfied through one of the following:

                              a. through reimbursement or compensation by insurance or otherwise;

                              b.   by reasonable liquidation of the
                                   participant's passbook savings accounts
                                   to the extent such liquidation would not of itself cause an immediate and heavy financial need;

                              c.   by cessation of elective before-tax
                                   contributions to the Plan; or

                              d.   by distributions or nontaxable loans
                                   from the Plan or any other plans
                                   maintained by the Employer, a Related
                                   Company or another employer, or by
                                   borrowing from commercial sources on
                                   reasonable commercial terms.

                    B. A hardship withdrawal shall be authorized only if the participant has no available after-tax contribution account balances.

                    C. A participant shall not be permitted to withdraw an amount greater than the sum of (i) his before-tax contribution account balance as at December 31, 1988 and (ii) his before-tax contributions made for Plan Years beginning on and after January 1, 1989.

                    D. A participant who has attained age 59-1/2 may, as of any Valuation Date, withdraw all or part of his before-tax contribution account balances provided that such withdrawal is $500 or more. Only one such withdrawal may be made during the Plan Year. Such withdrawals may be made as of any calendar quarter.

                    E. All provisions of this Section 10.2 shall be administered in a manner so that all participants shall be treated uniformly under similar circumstances.

                    F. As of April 1, 1992, a hardship withdrawal may not be made for a sum less than $500.

                                                                   08/15/92




              10.3  Withdrawal of Employer Contributions.
                    ------------------------------------

                    A. Any participant with at least five years participation in the Plan, including participation in the LNC Plan and Prior CT&T Plan, may withdraw Employer contributions and earnings, in whole or in part at the end of any quarter and not more often than once a year.

                    B. Any participant receiving a transfer of funds from the retirement account of the LNC Plan and having the right to withdraw such funds shall retain a right of withdrawal for such funds.

              10.4  Loans.
                    -----

                    A. Effective April 1, 1991, a participant may as of any Valuation Date make written request of the Committee for a loan of funds from the participant's before-tax employee contribution account subject to the following:

                         i.   The Committee will approve loans under
                              objective standards adopted and communicated to participants.

                         ii. Loan amounts are subject to the following limits:

                              a.   Minimum loan $1,000;

                              b.   50% of the value of all vested funds in
                                   a participant's accounts from $2,000 up
                                   to $100,000;

                              c.   $50,000 limit for vested account values
                                   in excess of $100,000 reduced by the
                                   excess, if any, of the highest
                                   outstanding balance during the one-year
                                   period ending immediately preceding the
                                   date of the loan over the outstanding
                                   balance on the date of the loan.

                         iii. A participant may have only one loan
                              outstanding at any time; provided that as of

                                                                   08/15/92



                              April 1, 1992 for reasons of administrative convenience, the pay-off of an existing loan by a new loan may be delayed for one payroll period.

                         iv.  All loans shall be repaid by payroll
                              deduction; provided however, prepayment of a loan in whole may be made at any time.

                         v. Loans shall be separately accounted for by the Trustee and appropriately debited to a participant's before-tax contribution account;

                         vi.  If upon a participant's termination of
                              employment or death, any loan or portion thereof made to him under the Plan, together with accrued interest thereon, remains unpaid, the amount of such unpaid loan and accrued interest shall be charged to the participant's accounts after all other adjustments required under the Plan have been made but before any distribution under Article Twelve.

                                     ARTICLE ELEVEN
                                     --------------

                            VESTING IN EMPLOYER CONTRIBUTIONS
                            ---------------------------------

              11.1  Vesting by Service.  A participant who has not attained
                    ------------------
                    age 55, shall vest in his account attributable to Employer contributions and related income, expenses, loss and appreciation in accordance with the following schedule:

                       Completed Years               Percentage
                     of Vesting Service               Interest
                     ------------------              ----------

                     Less than 1 year                     0%
                     1 year, but less than 2 years       30%
                     2 years, but less than 3 years      60%
                     3 years, or more                   100%

                                                                   08/15/92



              11.2  Vesting Events.  Without regard to years of Vesting
                    --------------
                    Service, a participant (or beneficiary) shall fully vest in his account attributable to Employer contributions and related income, expenses, loss and appreciation upon the occurrence of any of the following events:

                    A.   Death of the participant;

                    B. Total and permanent disability of the participant as determined by the Committee;

                    C. Attainment of age 55 while employed by an Employer.

                                     ARTICLE TWELVE
                                     --------------

                                      DISTRIBUTION
                                      ------------

              12.   Full Distribution.  A participant (or beneficiary)
                    -----------------
                    shall be entitled to receive a full distribution of Plan account balances determined as of the Valuation Date next preceding or coincident with the earliest of the participant's:

                    A.   Death;

                    B.   Total and permanent disability;

                    C.   Retirement as defined in the Company Pension Plan;

                    D. Termination of employment with fully vested rights.

              12.2  Partial Vesting.  A participant terminating employment
                    ---------------
                    other than as provided in Section 12.1 shall be entitled, determined as of the Valuation Date preceding or coincident with such termination, to receive the full value of account balances attributable to before-tax and after-tax employee contributions (as described in Sections 5.1 and 6.1), including earnings, and the portion of the participant's account

                                                                   08/15/92



                    attributable to Employer contributions and related income, expenses, loss and appreciation.

              12.3  Employer Profit Sharing Contributions.  Only
                    -------------------------------------
                    participants employed on December 31 shall be entitled to receive Employer profit sharing contributions for the year in question; provided that any participant over age 55 who dies or retires (under the Company Pension Plan) during the year for which a profit sharing contribution is made shall share in such contribution on a pro rata basis for the period of salary reduction contributions during that Plan Year. Any participant employed as of December 31 and qualifying for a profit sharing contribution but terminating employment prior to the payment of such sum shall remain entitled to that payment and the Employer shall forward the vested portion of such contributions according to employment records for that person.

              12.4  Forfeitures.  The amount by which a participant's
                    -----------
                    Employer contribution account is reduced pursuant to
                    Section 12.2 will be considered a forfeiture as of the last day of the Plan Year in which such termination of employment occurs and shall be applied to the full extent possible to reduce Employer contributions. In the event a participant is reemployed within six years of the date of his termination of employment, the amount of any forfeiture attributable to such prior distribution shall be restored to his account upon his reemployment. Such forfeiture shall be credited from then existing forfeitures under this Section or, to the extent that forfeitures are not sufficient to restore such amount, from a supplemental Employer contribution necessary to restore the amount of the forfeiture. In the case of a maternity or paternity absence (as defined below), an employee shall not be considered to have terminated employment until the first anniversary of such absence. A 'maternity or paternity absence' means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for the child immediately following such birth or placement. The Committee may require the employee to furnish such information as the Committee considers necessary to

                                                                   08/15/92



                    establish that the employee's absence was for one of the above specified reasons.

              12.5  Distribution.  Effective January 1, 1990, any
                    ------------
                    distribution of funds under this Article shall be made in a lump sum. Such distribution shall be subject to the provisions of Section 12.6 and shall be made in accordance with the directions of the participant or his beneficiary.

              12.6  Deferral Option.  All distributions shall commence as
                    ---------------
                    soon as administratively convenient following a Participant's entitlement to distribution, provided that if the Participant's vested account value exceeds $3,500, the Participant may elect to defer receipt of such distribution until age 65 years.

              12.7  Investment of Deferred Funds - Inactive Account.  In
                    -----------------------------------------------
                    the event a distribution of a Participant's Plan interest is deferred, such sums shall be transferred to the Safety of Principal Fund (or any successor conservative investment selected by the Committee from the range of investment options) and maintained as an inactive account until age 65, death, or total and permanent disability whichever occurs first, with attendant distribution. Such inactive account shall remain invested but the rights of withdrawal, loans, etc. applicable to active accounts shall not apply.

              12.8  Funds Awaiting Distribution.  Except as provided in
                    ---------------------------
                    Section 12.7, no interest shall be paid on funds awaiting distribution (for example, from the date of valuation to the date of payment to a distributee) or on profit sharing contributions prior to payment into the Plan.

              12.9  Qualified Domestic Relations Order.
                    ----------------------------------

                    A. The Committee shall be authorized to review documentation purporting to have effect as a qualified domestic relations order sufficient in process and clarity to effect an assignment of an interest of participant in the Plan.

                                                                   08/15/92




                    B. An alternative payee under a qualified domestic relations order shall be given active account status with rights comparable to that of the subject participant.

                    C. In no event shall a participant be entitled to receive that portion of interest in the Plan which the Committee determines is required to be held for or distributed to an alternate payee in accordance with a Qualified Domestic Relations Order as defined in Section 414(p) of the Code.

              12.10 Commencement of Benefits.  Payment of benefits shall be
                    ------------------------
                    made over a period that does not exceed the life or life expectancy of the Participant or of joint and survivor expectancy of the Participant and designated beneficiary. The distribution of benefits shall commence no later than April 1 of the calendar year following the calendar year in which a participant attains age 70-1/2.

                    If a participant dies before the distribution of benefits has commenced, the remaining account interest shall be distributed to a designated beneficiary within a period which does not exceed the life or life expectancy of the beneficiary, or if no beneficiary was designated within five years of the participant's death.

                                    ARTICLE THIRTEEN
                                    ----------------

                              PLAN AND TRUST ADMINISTRATION
                              -----------------------------

              13.1  Allocation of Responsibility For Plan and Trust
                    -----------------------------------------------
                    Administration.
                    --------------

                    A. The Employers shall have sole responsibility for making the contributions necessary to provide benefits under the Plan.

                                                                   08/15/92



                    B. The Company is the Plan Sponsor and reserves sole authority to appoint the Trustee and to amend or terminate in whole or in part the Plan and Trust.

                    C. The Committee shall have sole discretion and responsibility for interpreting and administering the Plan and may delegate its responsibilities to such persons as it deems advisable.

                    D. The Policy Committee shall have responsibility for recommending an employer contribution level for the Plan, the general supervision and coordination of investment and management services provided by the Trustee and the representation of the Company in policy decisions affecting the Plan.

                    It is intended that each of the above-mentioned parties shall be responsible for the proper exercise of its own powers, duties, responsibilities and other obligations under this Plan and the related Trust and shall not be responsible for any act or failure to act of another party, except as provided by ERISA. No party guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

              13.2  Committees.
                    ----------

                    A. The Committees and the Policy Committee shall each consist of not less than three or more than ten persons who shall be appointed by and serve at the discretion of the President of the Company.

                    B. Each Committee shall adopt such rules and by-laws as it deems advisable regarding the conduct of its own affairs. No member of a Committee shall act or vote on a decision of a Committee specifically relating to that person's participation in the Plan.

                    C. Members of each Committee shall serve without compensation.

                                                                   08/15/92



              13.3  Claims Procedure.
                    ----------------

                    A. The Committee shall have the sole authority to determine eligibility for benefits and to decide claims under the terms of the Plan.

                    B. Upon receipt of a claim, the Committee, or its authorized representative, shall process the claim within a reasonable time and if the claim is denied in whole or in part shall furnish the claimant with written notice of:

                         i.   The specific reason or reasons for such
                              denial;

                         ii. Specific references to the provisions of the Plan upon which such denial is based;

                         iii. A description of any additional written
                              materials or information to be submitted in writing necessary to perfect the claim and an explanation of why such material or information is necessary; and

                         iv. An explanation of the Plan's claim review procedure.

                    C. A claimant who receives notice of a claim denial, within 60 days after receipt of such notice, may request in writing that such denial be reviewed by the Committee. Such request is to be directed to the Plan Committee. In connection with such review, the claimant may submit additional information in the form of documents and written issues and comments. Upon receipt of the written request for review of the denial of a claim and upon receipt of all information requested of the claimant by the Committee, the Committee shall render a written decision as to whether the claim has been accepted or denied upon review. Such decision shall include specific reasons for the decision in a manner calculated to be understood by the claimant and specific references to the pertinent Plan provisions on which the decision is based. Any such decision rendered by the Committee in good faith shall be final and binding on the claimant.

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                                                                   08/15/92




              13.4  Beneficiary Designation.
                    -----------------------

                    A. Each participant shall be entitled to designate, and from time to time to change, one or more beneficiaries to receive vested account balances in the event of death or disability. In the absence of an effective beneficiary designation to the contrary, upon the death of a participant, the account balance payable shall be distributed to the participant's spouse.

                    B. Any participant who is married must obtain spousal written consent in order to designate at any time a beneficiary other than such spouse. Such consent shall be notarized or witnessed by a notary public or by a representative of the Company, as determined by the Committee.

                    C. Except as noted in subsection A, in the event a participant does not have an effective beneficiary designation by inaction, prior death, or any other reason in the judgment of the Committee raising an issue as to the proper recipient of benefits, the Committee may in its sole discretion distribute benefits:

                         i.   to the spouse of a married participant;

                         ii. pursuant to judicial proceeding commenced for the purpose of obtaining direction as to payment; or

                         iii. to such person or persons as seems reasonable
                              under the circumstances.

                    D. In no event shall the Company, Trustee or Committee be liable to any person for a payment made in good faith under this Article.

              13.5  Administrative Procedures.  The Committee shall
                    -------------------------
                    promulgate forms respecting Plan enrollment, investment direction, withdrawals, transfer of funds, loans and other fund activity. Participants shall execute all such applicable forms for the purpose of providing a written record of account activity. Applicable forms

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                                                                   08/15/92



                    shall provide for reasonable time periods for the accomplishment of administrative tasks necessary to complete the desired procedures.

              13.6  Indemnification.  Members of the Committees shall be
                    ---------------
                    entitled to indemnification from their Employers to the fullest extent permitted under federal or state law, as applicable, for any actions taken in good faith in the performance of duties hereunder, which actions result in loss or expense to the member, including but not limited to attorneys fees.

                                    ARTICLE FOURTEEN
                                    ----------------

                               MERGED AND PREDECESSOR PLAN
                               ---------------------------

              14.1  Merged Plan.
                    -----------

                    A. All assets and liabilities of the Chicago Title and Trust Company Employee's Savings and Investment Plan (Prior CT&T Plan) pursuant to merger agreement dated June 26, 1985 have been transferred to and are assumed by the Plan as of that date.

                    B. The rights and benefits of all participants in the Prior CT&T Plan shall be determined by the provisions of such plan as in effect on June 26, 1985 provided that:

                         i. Investment of plan assets shall be made in the investment media authorized under Article Eight;

                         ii. The Trustee shall provide Prior CT&T Plan participants with a separate statement of account for Plan assets and, at the time of separation of service, the taxability of such assets;

                         iii. Administration procedures for the Prior CT&T
                              Plan shall be governed by the provisions of
                              Article 13 and distribution procedures by

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                                                                   08/15/92



                              Article 12, to the extent not inconsistent with prior distribution procedures.

              14.2  Predecessor Plan.
                    ----------------

                    A. The Trustee shall establish and maintain a separate investment fund (Fund C) with respect to the interest of members and other persons in the Predecessor Plan.

                    B. The rights and benefits of all participants in Fund C shall be determined in accordance with the terms of the Predecessor Plan as in effect on June 30, 1968 provided that:

                         i. Investment of Fund C assets shall be made in the investment media authorized under Article Nine and the Trustee shall make monthly valuations of Fund C;

                         ii. The Trustee shall provide participants with a separate statement of account for Fund C assets and, at the time of separation from service, the taxability of such assets;

                         iii. Fund C Administration procedures shall be
                              governed by the provisions of Article 13.

                                     ARTICLE FIFTEEN
                                     ---------------

                                      MISCELLANEOUS
                                      -------------

              15.1  Assignment.  Any benefit which shall be payable under
                    ----------
                    the Plan shall not be subject to any manner of pledge, assignment, change, sale or transfer and any attempt to accomplish the same shall be void; provided that this restriction shall not apply to any qualified domestic relations order as defined in Section 414(q) of the Code when determined by the Committee to meet the requirements of that Act.

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                                                                   08/15/92



              15.2  Governing Law.  The Plan, related Trust Agreement and
                    -------------
                    all rights hereunder shall be governed, construed and administered in accordance with the laws of the State of Illinois, to the extent not superceded by federal law.

              15.3  Expenses.  Expenses attributable to the investment of
                    --------
                    Plan assets and direct administrative expenses relating to the maintenance of Plan accounts shall be paid out of Plan assets, or at the option of each Employer, paid directly by the Employer.

                                     ARTICLE SIXTEEN
                                     ---------------

                            AMENDMENT, MERGER AND TERMINATION
                            ---------------------------------

              16.1  Amendment.  The Plan may be amended by the Company at
                    ---------
                    any time and from time to time by an instrument in writing. Such amendment shall become effective as of any date agreed to by the Company and the Trustees. No amendment shall decrease the accrued benefit of any participant, nor shall vest in the Company any right, title, or interest in and to the assets of the trust or be used for, or diverted to, purposes other than for the exclusive benefit of the participants.

              16.2  Merger.  In the case of any merger or consolidation
                    ------
                    with, or transfer of assets or liabilities to any other Plan, any participant entitled to benefits under the Plan shall (if the Plan then terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal or greater than the benefit that participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan not then terminated).

              16.3  Termination-Vesting.  The Company, by action of its
                    -------------------
                    Board, shall have the right at any time to terminate the Plan. In such event no further deposits by participants or contributions by the Employer shall be made. If the Plan is thus terminated, or upon the

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                                                                   08/15/92



                    complete discontinuance of Employer contributions thereto, or the partial termination thereof, the total interest of all participants shall become one hundred percent (100%) vested to the extent of the termination, discontinuance or partial termination, and the provisions relating to forfeitures hereunder shall become null and void to that extent.

              16.4  Employer Withdrawal.
                    -------------------

                    A. If at any time an Employer ceases to participate in the Plan for any reason, the Company shall provide for the segregation of the Employer's pro rata share of the assets in the Trust. The amount of such pro rata share shall be determined as of the effective date of such withdrawal on the basis of the value of the accounts of the participants, retired participants and their beneficiaries of such withdrawing Employer. Such determination shall be made by the Company. The Company shall select the assets of the Trust to be segregated in the amount of that Employer's pro rata share so determined and its valuation of said assets for that purpose shall be conclusive.

                    B. If the withdrawal of an Employer has the effect of termination of the Plan so far as such Employer and its employees are concerned, then the rights of such Employer's participants, retired participants and their beneficiaries shall be governed by the provisions of Section 16.3.

                    C. If an Employer which ceases to participate in the Trust adopts a substantially similar trust or plan for the benefit of its employees, the withdrawal from this Plan by the Employer shall not be regarded as a termination of the Plan so far as the Employer and its employees are concerned, and the rights of that Employer's participants shall be governed in accordance with the provisions of the trust or plan so adopted by that Employer as if not withdrawal from this Plan had taken place.

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                                    ARTICLE SEVENTEEN
                                    -----------------

                               TOP-HEAVY PLAN REQUIREMENTS
                               ---------------------------

              17.1  General Rule.  Effective January 1, 1985, the Plan, as
                    ------------
                    restated, shall meet the requirements of this Article in the event that the Plan is or becomes a Top-Heavy Plan.

              17.2  Top-Heavy Plan.
                    --------------

                    A.   Basic Definition.  Subject to the aggregation
                         ----------------
                         rules set forth in Section 17.2(B), the Plan shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year beginning after December 31, 1983, as regards the LNC Plan and after December 31, 1984 as regards this Plan if, as of the Determination Date, the present value of the cumulative accrued benefits of all Key Employees of the Employer exceeds 60% of the present value of the cumulative accrued benefits of all the Employees of the Employer as of such Date, taking into account in computing the ratio any distributions made during the five consecutive Plan Year period ending on the Determination Date. Notwithstanding the foregoing, former Key Employees and any Employee who has not performed any services for the Employer during the five consecutive Plan Year Period ending on the Determination Date, shall be excluded from the above ratio. For purposes of the above ratio, the present value of a Key Employee's accrued benefit shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.

                    B.   Aggregation With Other Plans.  For purposes of
                         ----------------------------
                         determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Section, the Plan shall be aggregated with other qualified plans in a Required Aggregation

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                                                                   08/15/92



                         Group and, to the extent permitted by Section 17.3(F), in a Permissive Aggregation Group, If such Required Aggregation Group or, where applicable, such Permissive Aggregation Group is Top-Heavy, this Plan shall be considered a Top-Heavy Plan, If such Required Aggregation Group or, where applicable, such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

              17.3  Definitions.  For the purpose of determining whether
                    -----------
                    the Plan is Top-Heavy, the following definitions shall be applicable:

                    A.   Determination and Valuation Dates.  The term
                         ---------------------------------
                         "Determination Date" shall mean, in the case of any Plan Year the last day of the preceding Plan Year. The value of an individual's account shall be determined as of the Valuation Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date. The term "Valuation Date" means the most recent valuation date, as provided in Section 2.20, occurring within a 12-month period ending on the Determination Date.

                    B.   Key Employees.  An individual shall be considered
                         -------------
                         a Key Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four preceding Plan Years:

                         i. was an officer of the Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of 50% of the dollar limitation under Section 415(b)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of 50 or 10% of all Employees, and provided further, that if the number of employees treated as officers is limited to 50 hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greater annual Compensation in

                                                                   08/15/92



                              the applicable Plan Year and any of the four preceding Plan Years (without regard to the limitation set fourth in Section 416(d) of the Code); or

                         ii.  was one of the 10 Employees owning or
                              considered as owning both more than a
                              one-half percent interest in value and the largest interests in value in the Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of the dollar limitation under Section 415(c)(1)(A) of the code as increased under Section 415(d) of the Code; or

                         iii. was a more than 5% owner of the Employer; or

                         iv. was a more than 1% owner of the Employer whose annual Compensation from the Employer in the applicable Plan Year exceeded $150,000.

                         For purposes of determining who is a Key Employee, ownership shall be determined by taking into account the constructive ownership rules of
                         Section 318 of the Code, as modified by Section 416(i)(1) of the Code. For purposes of determining who is a more than 5% or more than 1% owner, ownership shall mean ownership of the outstanding stock of the Employer or of the total combined voting power of all stock of the Employer.

                         For purposes of Paragraph (ii), an Employee (or former Employee) who has at least a one-half percent ownership interest is considered to be one of the top 10 owners unless at least 10 other Employees (or former Employees) own a greater interest than such Employee (or former Employee); provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual compensation from the Employer is considered to have the larger ownership interest.

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                                                                   08/15/92



                    C.   Non-Key Employee.  The term "Non-Key Employee"
                         ----------------
                         shall mean any Employee who is a Participant and who is not a Key Employee.

                    D.   Beneficiary.  Whenever the term "Key Employee",
                         -----------
                         "former Key Employee", or "Non-Key Employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his own right, both the value of his inherited benefit and the value of his own account will be considered his accrued benefit for purposes of determining whether the Plan is a Top-Heavy Plan.

                    E.   Required Aggregation Group.  The term "Required"
                         --------------------------
                         Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code when considered with a Required Aggregation Group.

                    F.   Permissive Aggregation Group.  The term
                         ----------------------------
                         "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

                    G.   Employer.  For purposes of determining whether the
                         --------
                         Plan is a Top-Heavy Plan, the term "Employer" shall mean the Employer and any entity required to be aggregated with the Employer pursuant to
                         Section 414(b), (c) or (m) of the Code; provided that for purposes of Section 416(i)(1)(A) of the Code, ownership percentages shall be determined separately with respect to each entity that would otherwise be aggregated under Section 414(b), (c) or (m) of the Code.

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                                                                   08/15/92




                    H.   Compensation and Compensation Limitation.  For
                         ----------------------------------------
                         purposes of this Article, except as otherwise specifically provided, the term "Compensation" has the same meaning as in Section 7.8. In the event the Plan becomes a Top-Heavy Plan, the annual Compensation of a Key Employee taken into account under the Plan (for all Plan Years, including Plan Years before the Plan was a Top-Heavy Plan) shall not exceed $200,000, adjusted for increases in the cost of living pursuant to regulations issued under Section 416 of the Internal Revenue Code; provided that benefits accrued before the Plan was a Top-Heavy Plan shall not be reduced.

              17.4  Requirements Applicable if Plan is Top-Heavy.  In the
                    --------------------------------------------
                    event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable.

                    A.   Minimum Allocation.  In the case of a Non-Key
                         ------------------
                         Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser three percent (3%) of Compensation for such Plan Year of the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code. A Non-Key Employee shall not fail to receive a Minimum allocation because he is excluded from participation (or accrues no benefit) merely because the Employee's compensation is less than a stated amount or merely because of a failure to make mandatory employee contributions, if any are so required under the Plan.

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                                                                   08/15/92



                    B.   Non-duplication of Minimum Benefits.  A Non-Key
                         -----------------------------------
                         Employee who is covered under this Plan and under a qualified defined benefit plan maintained by the Employer which is a Top-Heavy Plan shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan. A Non-Key Employee who is covered under this Plan and under the Deferred Stock Purchase Plan but not under any qualified benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this Plan in a year when the Deferred Stock Purchase Plan is a Top-Heavy Plan, but shall receive the minimum allocation provided under the terms of the Deferred Stock Purchase Plan.

                    C.   Limitations on Annual Additions and Benefits.  For
                         --------------------------------------------
                         purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

                                    ARTICLE EIGHTEEN
                                    ----------------

                        MERGER AND CONSOLIDATION OF SAFECO TITLE
                        ----------------------------------------
                           PROFIT SHARING AND RETIREMENT PLAN
                           ----------------------------------

              18.1  Merger and Consolidation.  Effective July 1, 1987, the
                    ------------------------
                    Safeco Title Insurance Company Profit Sharing and Retirement Plan (the "Safeco Profit Sharing Plan") has been amended, merged and consolidated with and into the Plan. Notwithstanding any provisions of the Plan to the contrary, the following provisions will apply to participants who were covered under the Safeco Profit Sharing Plan ("Safeco Profit Sharing Plan participants") prior to July 1, 1987.

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                                                                   08/15/92



              18.2  Participation.  Each Safeco Profit Sharing Plan
                    -------------
                    participant who was a participant in the Safeco Profit Sharing Plan immediately prior to July 1, 1987 will become a participant in this Plan on July 11 1987. Each other employee of Safeco Title Insurance Company (or any Related Company which has adopted the Plan) will be eligible to participate in the Plan in accordance with Article III.

              18.3  Vesting in Plan Accounts.  For purposes of determining
                    ------------------------
                    a Safeco Profit Sharing Plan participant's Years of Service under Section 11.1, each such participant initially will be credited for purposes of Section 11.1 of the Plan with the "Years of Vesting Service" credited to such participant under Section 1.31 of the Safeco Profit Sharing Plan as at June 30, 1987. If such participant has not completed 1,000 Hours of Service for the period from January 1, 1987 through June 30, 1987 but completes 1,000 Hours of Service by December 31, 1987, he will be credited with a Year of Service for purposes of Section 4.2 of the Plan for 1987.

              18.4  Transfer of Safeco Profit Sharing Plan Account
                    ----------------------------------------------
                    Balances.  Effective as of July 1, 1987, each Safeco
                    --------
                    Profit Sharing Plan participant's account balance under the Safeco Profit Sharing Plan will be transferred to and held for the benefit of such Safeco Profit Sharing Plan participant under the Plan as a separate account for such balance. As soon as practicable after such balances have been transferred to the Plan, each such participant's Safeco Profit Sharing Plan account balance shall be subject to the following provisions:

                    A. Each of the following investment funds shall continue to be maintained for the investment of such account balances and each such participant's initial account balance shall be invested in accordance with such participant's direction under the Safeco Profit Sharing Plan:

                         i. Account A of Sub-Fund A shall consist of general investments, including but not limited to stocks, bonds and mortgages.

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                                                                   08/15/92




                         ii. Account B of Sub-Fund B shall consist of Safeco Corporation common stock and cash being temporarily held for investment in Safeco Corporation common stock.

                         iii. Account C of Sub-Fund C shall consist of
                              short-term securities.

                         Except as provided in paragraph (B) below, such amounts shall be held and invested in Account A, B or C until such account balances are distributed pursuant to Section 18.8 of the Plan.

                    B. Each participant who has attained age 55 may irrevocably elect as of any calendar quarter (i) to transfer a percentage, in whole multiples of 10 percent, of his Account A to Sub-Fund C and have an Account C and/or (ii) to transfer 100 percent of his Account B, if any, to Sub-Fund C and have an Account C.

                    C. All accounting provisions with respect to Accounts A, B and C shall continue to apply to such participant's Safeco Profit Sharing Plan account balances until distributed, but may be accounted for under any method permitted under the Plan.

              18.5  Vesting in Safeco Profit Sharing Plan Balances.  Each
                    ----------------------------------------------
                    Safeco Profit Sharing Plan participant shall be vested in his account balance under the Safeco Profit Sharing Plan determined as at June 30, 1987 under the Safeco Profit Sharing Plan and shall continue to vest in such account (as adjusted under the Plan) in accordance with the following schedule:

                    Years of Vesting Service   Percentage of Account
                    ------------------------   ---------------------

                             0                            0
                             1                            0
                             2                            0
                             3                            0
                             4                            0
                             5 or more                  100

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                                                                   08/15/92



                    Notwithstanding the foregoing, any such participant who
                    (i) attains age 65 (or age 55 if such employee was a participant in the Safeco Profit Sharing Plan on December 31, 1975), (ii) attains age 60 after having completed 10 Years of Vesting Service, (iii) becomes totally and permanently disabled or (iv) dies will be 100% vested in his account balance. For purposes of this Section, Years of Vesting Service shall mean the sum of a participant's Years of Vesting Service under the Safeco Profit Sharing Plan up to June 30, 1987 and the Years of Vesting Service calculated for such participant under Section 4.2 of the Plan beginning July 1, 1987.

              18.6  Non-forfeitability of Safeco Profit Sharing Plan
                    ------------------------------------------------
                    Balances.  Notwithstanding Section 18.5, in the event
                    --------
                    a Safeco Profit Sharing Plan participant is terminated by Safeco Title Insurance Company, the Company or a Related Company within the 12-month period ending January 20, 1988 as a result of a job elimination, lack of work or other similar situation which arises out of the sale of Safeco Title Insurance Company to Chicago Title and Trust Company, such participant will be 100 percent vested in his account balance under Section
                    18.5 as at the date of such termination.

              18.7  Forfeitures.  The amount by which a Safeco Profit
                    -----------
                    Sharing Plan participant's account is reduced pursuant to the provisions of Section 18.5 will be considered a forfeiture as of the last day of the Plan Year in which such termination of employment occurs and will be reallocated to the accounts of Safeco Profit Sharing Plan participants who are employed by Safeco Title Insurance Company, the Company or a Related Company on such date, pro rata, according to the ratio that each such Safeco Profit Sharing Plan participant's compensation for the period from January 1, 1987 through June 30, 1987 bears to the total of all Safeco Title participant's compensation for such six-month period. In calculating such ratio, only the compensation of active Safeco Title participants entitled to share in the contribution for such Plan Year shall be included. In the event a Safeco Profit Sharing Plan participant is reemployed within six years of the date of his termination of employment and such

                                                                   08/15/92



                    participant repays to the Trustee in a lump sum the total amount of his distribution within five years of the date of his reemployment, the amount of any such forfeiture shall be restored to his account at the end of the Plan Year in which such repayment is made. Such forfeiture shall be credited from then existing forfeitures under this Section or, to the extent that forfeitures are not sufficient to restore such amount, from a supplemental contribution necessary to restore the amount of the forfeiture.

              18.8  Distribution of Safeco Profit Sharing Plan Benefits.
                    ---------------------------------------------------
                    A Safeco Profit Sharing Plan participant's benefits under this Article shall be paid in the same form and manner as benefits are paid under the provisions of
                    Section 12.5 of the Plan.

              18.9  Application of Plan.  A Safeco Profit Sharing Plan
                    -------------------
                    participant may not borrow from such participant's Safeco Profit Sharing Plan account balance under
                    Section 10.4 of the Plan. Except as otherwise provided in this Article Eighteen, all provisions of the Plan shall apply to Safeco Profit Sharing Plan participants to the extent not inconsistent with the foregoing provisions of this Article.

                                    ARTICLE NINETEEN
                                    ----------------

                      MERGER AND CONSOLIDATION OF THE SAFECO TITLE
                      --------------------------------------------
                                 EMPLOYEE'S SAVINGS PLAN
                                 -----------------------

              19.1  Merger and Consolidation.  Effective July 1, 1987, the
                    ------------------------
                    Safeco Title Insurance Company Employees' Savings Plan (the "Safeco Savings Plan") has been amended, merged and consolidated with and into the Plan. Notwith-standing any provisions of the Plan to the contrary, the following provisions will apply to participants who were covered under the Safeco Savings Plan ("Safeco Savings Plan participants") prior to July 1, 1987.

                                                                   08/15/92



              19.2  Participation.  Each Safeco Savings Plan participant
                    -------------
                    who was a participant in the Safeco Savings Plan immediately prior to July 1, 1987 will become a participant in this Plan on July 1, 1987. Each other employee of Safeco Title Insurance Company (or any Related Company which has adopted the Plan) will be eligible to participate in the Plan in accordance with
                    Article III.

              19.3  Vesting in Plan Accounts.  For purposes of determining
                    ------------------------
                    a Safeco Savings Plan participant's Years of Service under Section 11.1, each such participant initially will be credited for purposes of Section 11.1 of the Plan with the "Years of Service" credited to such participant under Section 3.03(b) of the Safeco Savings Plan as at June 30, 1987 or, if greater, the 'Years of Vesting Service' credited to such participant, if any, under Section 18.3.

              19.4  Transfer of Safeco Savings Plan Account Balances.
                    ------------------------------------------------
                    Effective as of July 1, 1987, each Safeco Savings Plan participant's account balances under the Safeco Savings Plan will be transferred to and held for the benefit of such Safeco Savings Plan participant under the Plan.
                    As soon as practicable after such balances have been transferred to the Plan, each such participant's Safeco Savings Plan account balances shall be subject to the following provisions:

                    A. Each of the following investment programs shall continue to be maintained for the investment of such account balances and each such participant's initial account balances shall be invested in accordance with such participant's direction under the Safeco Savings Plan:

                         i. Investment Program A shall consist of bonds, notes, debentures, mortgages, preferred stocks and other fixed income securities.

                         ii. Investment Program B shall consist of common stocks or, pending investment, temporarily held in cash or short-term commercial paper.

                                                                   08/15/92



                         iii. Investment Program C shall consist of fixed
                              interest investments such as commercial paper and bank certificates of deposit, of no more than six months maturity.

                    Except as provided in paragraph (B) below, such amounts shall be held and invested in Investment Program A, B or C until such account balances are distributed pursuant to Section 19.8 of the Plan.

                    B. Each participant may elect as of any calendar quarter to transfer a percentage (in whole multiples of 10 percent) of his account balances from one Investment Program to another.

                    C. All accounting provisions with respect to Investment Programs A, B. and C shall continue to apply to such participants' Safeco Savings Plan account balances until distributed, but may be accounted for under any method permitted under the Plan.

              19.5  Vesting in Safeco Savings Plan Balances.  Each Safeco
                    ---------------------------------------
                    Savings Plan participant shall be vested in his Employer Account balance under the Safeco Savings Plan determined as at June 30, 1987 under the Safeco Savings Plan and shall continue to vest in such Employer Account (as adjusted under the Plan) in accordance with the following schedule:

                    Completed Years
                    of participation           Percentage of Account
                    ----------------           ---------------------

                          0                               0
                          1                               0
                          2                               0
                          3                               0
                          4                              20
                          5 or more                     100

                    Notwithstanding the foregoing, any such participant who
                    (i) attains age 65, (ii) has completed 10 Years of Service, (iii) becomes totally and permanently disabled or (iv) dies will be 100% vested in his Employer Account balance. For purposes of this Section, 'Years of Service' shall mean the sum of a participant's Years

                                                                   08/15/92



                    of Service under the Safeco Savings Plan up to June 30, 1987 and the Years of Vesting Service calculated for such participant under Section 4.2 of the Plan beginning July 1, 1987. For purposes of determining Years of Participation under this Section, Years of Service in this Plan will be aggregated with Years of Participation in the Safeco Savings Plan.

              19.6  Nonforfeitability of Safeco Savings Plan Balances.
                    -------------------------------------------------
                    Notwithstanding Section 19.5, in the event a Safeco Savings Plan participant is terminated by Safeco Title Insurance Company, the Company or a Related Company within the 12-month period ending January 20, 1988 as a result of a job elimination, lack of work or other similar situation which arises out of the sale of Safeco Title Insurance Company to Chicago Title and Trust Company, such participant will be 100 percent vested in his Employer Account balance under Section
                    19.5 as at the date of such termination. A Safeco Savings Plan participant will always be 100% vested in his Participant Account under the Safeco Savings Plan.

              19.7  Forfeitures.  The amount by which a Safeco Savings Plan
                    -----------
                    participant's Employer Account is reduced pursuant to the provisions of Section 19.5 will be considered a forfeiture as of the last day of the Plan Year in which such termination of employment occurs and will be used to reduce Employer contributions as provided in Section
                    6.3. In the event a Safeco Savings Plan participant is reemployed within six years of the date of his termination of employment and such participant repays to the Trustee in a lump sum the total amount of his distribution within five years of the date of his reemployment, the amount of any such forfeiture shall be restored to his Employer Account at the end of the Plan Year in which such repayment is made. Such forfeiture shall be credited from then existing forfeitures are not sufficient to restore such amount, from a supplemental contribution necessary to restore the amount of the forfeiture.

              19.8  Distribution of Safeco Savings Plan Benefits.  A Safeco
                    --------------------------------------------
                    Savings Plan participant's benefits under this Article shall be paid in the same form and manner as benefits are paid under the provisions of Section 12.5 of the

                                                                   08/15/92



                    Plan; provided that, such participant may withdraw all or any portion of his Participant Account in accordance with Section 10.1 and, as of any Valuation Date, may withdraw the vested portion of his Employer Account subject to the following:

                    A. A Safeco Savings Plan participant who has completed 60 months of total participation under the Plan and the Safeco Savings Plan may withdraw all or any part of the vested portion of his Employer Account.

                    B. A Safeco Savings Plan participant who has completed less than 60 months of total participation under the Plan and the Safeco Savings Plan may withdraw the vested portion of his Employer Account less the amount of Employer contributions made within the 24-month period preceding such Valuation Date.

              19.9  Application of Plan.  A Safeco Savings Plan participant
                    -------------------
                    may not borrow from such participant's Safeco Savings Plan account balances under Section 10.4 of the Plan. Except as otherwise provided in this Article Nineteen, all provisions of the Plan shall apply to Safeco Savings Plan participants to the extent not inconsistent with the foregoing provisions of this Article.

                                     ARTICLE TWENTY
                                     --------------

                             MERGER AND CONSOLIDATION OF THE
                             -------------------------------
                            TICOR TITLE TAXSAVER THRIFT PLAN
                            --------------------------------

              20.1  Merger and Consolidation.  Effective July 1, 1991, the
                    ------------------------
                    TICOR Title Taxsaver Thrift Plan (TICOR Savings Plan) as sponsored by TICOR Title Insurance Company for itself and certain affiliated employers has been amended, merged and consolidated with and into the Plan. Notwithstanding any provisions of the Plan to the contrary, the following provisions will apply to participants who were covered under the TICOR Savings

                                                                   08/15/92



                    Plan (TICOR Savings Plan Participants) prior to July 1,
                    1991.

              20.2  Participation.  Each TICOR Savings Plan Participant who
                    -------------
                    was a participant in the TICOR Savings Plan immediately prior to July 1, 1991 will become a participant in this Plan as of July 1, 1991. Each other employee of TICOR Title Insurance Company and any Related Company participating in the TICOR Savings Plan will be eligible to participate in this Plan in accordance with Article Three.

              20.3  Vesting in Plan Accounts.  As of July 1, 1991 for
                    ------------------------
                    purposes of calculating Vesting Service under Section
                    11.1 of this Plan, each TICOR Savings Plan Participant becoming a participant of this Plan will be entitled to the number of years of vesting service calculated from the Participant's date of employment with Ticor Title or any Related Company.

              20.4  Transfer of TICOR Savings Plan Account Balances.
                    -----------------------------------------------
                    Effective July 1, 1991, each TICOR Savings Plan Participant's account balances in that Plan will be transferred to the Trustee of this Plan and held for the benefit of TICOR Savings Plan Participants under this Plan.

                    A. The account balances so transferred may be invested in the investment media set forth in
                         Article 8 except as otherwise noted in Section
                         20.6 with attendant rights of transfer, etc., until distributed in accordance with Article 12 of this Plan.

              20.5  Rights of TICOR Savings Plan Participants.  As to the
                    -----------------------------------------
                    sums transferred from the TICOR Savings Plan, into this Plan, a TICOR Savings Plan participant shall enjoy the same rights of transfer, withdrawal, loan and distribution except as follows:

                    A. For the period July 1, 1991 to April 1, 1992, the maximum amount of a loan on Ticor balances shall be based on 50% of vested account value.

                                                                   08/15/92



                    B. For the period July 1, 1991 to April 1, 1992, a Ticor Savings Plan participant may elect to receive distributions on a quarterly basis. (EFFECTIVE JULY 1, 1991)

                    Executed on behalf of Chicago Title and Trust Company
              as Plan Sponsor this 1st day of September, 1992.

                                        CHICAGO TITLE AND TRUST COMPANY



                                        By: /s/ Richard P. Toft
                                            --------------------------
                                                   President

                                                                   08/15/92

                                   FIRST AMENDMENT TO
                             CHICAGO TITLE AND TRUST COMPANY
                             SAVINGS AND PROFIT-SHARING PLAN
                                    DECEMBER 26, 1992


                         The undersigned, being the President of CHICAGO
              TITLE AND TRUST COMPANY and acting pursuant to authority granted to the President under that certain resolution duly adopted by the Board of Directors of CHICAGO TITLE AND TRUST COMPANY under the date of April 22, 1986 and certain other resolutions duly adopted by such Board regarding the coordination of benefit plans of acquired companies, does hereby consent to and approve on behalf of CHICAGO TITLE AND TRUST COMPANY the following First Amendment to the CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT-SHARING PLAN, as amended and restated through August 15, 1992 with an effective date of January 1, 1992:

              1. By amending the last sentence of Section 6.2 by substituting the word "unusual" for the word
                    "extraordinary."

              Executed this 26 day of December, 1992.

                                        CHICAGO TITLE AND TRUST COMPANY



                                        By: /s/ Richard P. Toft
                                            ---------------------------
                                                Richard P. Toft
                                                President

                                                                   08/15/92

                                   SECOND AMENDMENT TO
                                   -------------------
                             CHICAGO TITLE AND TRUST COMPANY
                             -------------------------------
                             SAVINGS AND PROFIT-SHARING PLAN
                             -------------------------------
                                     MARCH 21, 1994
                                     --------------
                                   SUMMARY OF CHANGES
                                   ------------------


              Section Amended     Summary
              ---------------     -------

              2.5                 Additional limits on Plan Compensation
                                  are set forth.

              2.6                 Leased employees are excluded from
                                  definition of Employee.

              2.11 Reference to Lincoln National Plan deleted as unnecessary and new definition of Omnibus Budget Reconciliation Act of 1993 is added.

              2.17 - 2.20         Renumbered.

              2.17 (new)          Total and Permanent Disability defined
                                  parallel to the meaning given in the
                                  Company's long-term disability plan.

              3.1                 Status of part-time employees clarified
                                  re: eligibility.

              5.5 Participants right to change rate of contributions is liberalized.

              5.6                 An administrative procedure is clarified.

              6.2 A new accounting standard is incorporated in the definition of "return on equity."

              8.4 Participant's right to change and transfer investments is liberalized.

                                                                   08/15/92



              9.2                 Administrative procedures clarified re:
                                  account information to participants.

              9.3                 Valuation of investments changed to a
                                  daily basis.

              10.1                Rights of withdrawal re:  after-tax
                                  contributions clarified.

              10.2(B) Hardship withdrawals permitted only after certain other resources are exhausted.

              10.3                Withdrawal rights clarified.

              10.4                Loan procedures and privileges clarified.

              12.3                Phraseology clarified, no change in
                                  substance.

              12.5 Reference added to preserve methods of distribution under merged plans.

              12.9                Language clarified to permit
                                  distributions to alternate payees to
                                  extent legally permitted.

              Articles 18 and 19  Procedures regarding administration of certain merged plans simplified and
                                  clarified, primarily to reflect changes
                                  arising because of passage of time.

              Article 21 New Article added to reference certain merged plans and to allow for additional merged plans to be added in the future.

              Article 22 New Article added to allow certain rollovers into the Plan.

                                                                   08/15/92

                                   SECOND AMENDMENT TO
                             CHICAGO TITLE AND TRUST COMPANY
                             SAVINGS AND PROFIT-SHARING PLAN
                                     MARCH 21, 1994


                         The undersigned, being the President of CHICAGO
              TITLE AND TRUST COMPANY and acting pursuant to authority granted to the President under that certain resolution duly adopted by the Board of Directors of CHICAGO TITLE AND TRUST COMPANY under the date of April 22, 1986, as amended, and certain other resolutions duly adopted by such Board regarding the coordination of benefit plans of acquired companies, does hereby consent to and approve on behalf of CHICAGO TITLE AND TRUST COMPANY the following First Amendment to the CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT-SHARING PLAN, as amended and restated through August 15, 1992 with an effective date of January 1, 1993 except as otherwise noted:

              1. By adding to Section 2.5 four additional paragraphs reading as follows:

                    2.5  "Compensation" . . .

                         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan years beginning on or after January 1, 1994, the annual Compensation of each employee or participant taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with
                         Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

                                                                   08/15/92



                         For Plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean in the OBRA '93 annual compensation limit set forth in this provision.

                         If Compensation for any prior determination period is taken in account in determining an employee's benefits accruing in the current Plan year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

              2.    By amending Section 2.6 to read as follows:

                    2.6 "Employee" means any person who is employed by and rendering personal services to an Employer, excluding any independent contractor and any individual who is a "leased employee as defined in
                         Section 414(n) of the Code.

              3.    By substituting a new Section 2.11 reading as follows:

                    2.11 "OBRA" shall mean the Omnibus Budget
                         Reconciliation Act of 1993, as amended.

              4.    By renumbering Sections 2.17 through 2.20 as Sections
                    2.18 through 2.21, respectively.

              5.    By adding a new Section 2.17 reading as follows:

                    2.17 "Total and Permanent Disability" shall have the
                         same meaning as given to that or any comparable term in the Company's long term disability plan or if no such plan shall exist the meaning used by the Social Security Administration for such term shall be used.

              6.    By amending Section 3.1 to read, in part, as follows:

                    3.1  Eligibility.  As of the Plan Year commencing with
                         -----------
                         1993 any employee of an Employer who is employed

                                                                   08/15/92



                         on a full-time basis, or who is a part-time employee scheduled to work 20 or more hours a week will become eligible . . .

                         A.   . . .

                         B.   . . .

                         Any employee scheduled to work less then 20 hours a week and any limited term employee retained in employment beyond the initial term of contract shall be eligible to participate in the Plan upon completion of 1,000 hours of service or more during the first twelve months of employment or during any Plan Year, subject to an age requirement as described in this Section.

              7.    By amending Section 5.5 to read as follows:

                    5.5  Change in Rate of Contributions.  A participant
                         -------------------------------
                         may initiate or change the amount of before-tax contributions on approximately a monthly basis in accordance with administrative procedures promulgated for the Plan, but subject to a limit of twelve changes a year. [Effective April 1, 1993]

              8. By amending the only sentence in Section 5.6 to end after the words "a new election of contributions" and to delete the balance of such sentence.

              9. By amending the second sentence of Section 6.2 to read as follows:

                    6.2  Return on Equity. . . . For purposes of this
                         ----------------
                         paragraph "return on equity" shall mean the
                         Company's after-tax operating income before net realized gain or loss on sale of securities and before net unrealized holding gain or loss on trading securities divided by the Company's average operating equity at year-end, exclusive of unrealized market appreciation or depreciation on securities, for the current and next previous calendar year. . . .
                         [Effective December 31, 1993]

                                                                   08/15/92



              10.   By amending Section 8.4 to read as follows:

                    8.4  Investment Changes and Transfers.  A participant
                         --------------------------------
                         may direct a change in the investment of future contributions in whole multiples of 10% (1 % after January 1, 1994) from one investment medium to another on approximately a monthly basis in accordance with administrative procedures promulgated for the Plan, subject to a limit of twelve changes a year. Transfer of funds from one investment medium to another may be done on a quarterly basis in any month during a quarter in accordance with administrative procedures promulgated for the Plan.
                         [Effective April 1, 1993]

              11.   By adding to Section 9.2 the following sentence:

                    9.2 . . . quarterly basis. The Company may, in its discretion, make Plan information available to participants electronically or by other means in which case the frequency of Plan statements may be adjusted as the Company deems appropriate but in no event shall statements be provided less than on an annual basis. [Effective April 1, 1993]

              12.   By substituting the word "daily" for the word
                    "quarterly" in Section 9.3.
                    [Effective April 1, 1993]

              13.   By amending Section 10.1 to read as follows:

                    10.1 After-Tax Contributions.  A participant may elect
                         -----------------------
                         to withdraw all or any part of after-tax contributions without penalty on approximately a monthly basis in accordance with administrative procedures promulgated for the Plan.

              14.   By amending Section 10.2(B) to read as follows:

                    10.2 Withdrawals of Before-Tax Contributions.
                         ---------------------------------------

                         B. A hardship withdrawal . . . no available after-tax contribution account balances and

                                                                   08/15/92



                              the participant has exhausted funds available from Plan loans.

              15.   By amending Section 10.3 to read as follows:

                    10.3 Withdrawal of Employer Contributions.  Any
                         ------------------------------------
                         participant with at least five years participation in the Plan, may withdraw Employer contributions at any time under procedures promulgated for the Plan subject to a minimum of $500 and a maximum of one withdrawal per Plan Year. [Effective April 1, 1993]

              16.   By amending Section 10.4 to read as follows:

                    10.4 Loans.
                         -----

                         A. Effective April 1, 1993 an active participant may apply for a Plan loan to be received and administered in accordance with administrative procedures promulgated for the Plan.

                         B.   Loans are subject to the following limits:

                              i.   minimum loan of $1,000;

                              ii.  maximum loan of 50% of vested account
                                   balance, including any after-tax,
                                   rollover, Employer contributions and
                                   before-tax contributions, from $2,000 up to $100,000; or if less

                              iii. $50,000 limit for vested account values
                                   in excess of $100,000 reduced by the
                                   excess, if any, of the highest
                                   outstanding balance during the one-year
                                   period ending immediately preceding the
                                   date of the loan over the outstanding
                                   balance on the date of the loan.

                         C. A participant may not have more than two loans outstanding at a time. A loan shall be repaid by payroll deduction but may be prepaid in full at any time. Repayments shall be invested in accordance with current

                                                                   08/15/92



                              investment elections. Refinancing of a loan is not permitted.

                         D. Loan proceeds are to be drawn from accounts in the following order: after-tax, rollover, company contribution and before-tax accounts and when repaid shall be credited to such accounts in the reverse order.

                         E.   Loans shall be subject to a minimum
                              initiation fee of $50 or such other amount as shall be established from time to time by the Company.

                         F.   If upon a participant's termination of
                              employment or death, any loan or portion thereof made to him under the Plan, together with accrued interest thereon, remains unpaid, the amount of such unpaid loan and accrued interest shall be charged to the participant's accounts after all other adjustments required under the Plan have been made but before any distribution under Article Twelve.

                         G. Loans shall bear interest at an annual rate equal to the prime rate set forth in the Wall Street Journal less one percent.
                              [Effective April 1, 1993]

              17. By amending the first sentence of Section 12.3 to read, in part, as follows:

                    12.3 Employer Profit-Sharing Contributions.  Only
                         -------------------------------------
                         participants . . . share in such contributions based on base salary actually received during the
                         Plan Year.  Any participant employed . . . .

              18. By adding to the first sentence of Section 12.5 the following provision:

                    12.5 Distribution. . . . shall be made in a lump sum;
                         ------------
                         provided that rights to receive distributions under options (installments not exceeding 15 years and 50% joint and survivor annuities) under a plan merged with this Plan shall be preserved in

                                                                   08/15/92



                         accordance with administrative procedures promulgated for the Plan to the extent of merged plan assets which shall be separately accounted for under this Plan.

              19. By adding a new subsection D to Section 12.9 reading as follows:

                    12.9 Qualified Domestic Relations Order.
                         ----------------------------------

                         D.   Subject to the terms of the applicable
                              Qualified Domestic Relations Order, an
                              alternate payee shall be entitled to receive a distribution of benefits in the Plan to the fullest extent permitted under applicable law subject only to reasonable administrative procedures promulgated for the Plan.

              20.   By amending Section 13.1(D) to read as follows:

                    13.1 Allocation of Responsibility For Plan and Trust
                         -----------------------------------------------
                         Administration.
                         --------------

                         D.   The Policy Committee shall have
                              responsibility for recommending an employer contribution level for the Plan, representation of the Company in policy decisions affecting the Plan, and such other nonfiduciary responsibilities as the President of the Company may designate.

              21. By amending and restating Article Eighteen and Article Nineteen to read as follows:

                                    ARTICLE EIGHTEEN
                                    ----------------
                              MERGERS AND CONSOLIDATION OF
                              ----------------------------
                     SAFECO TITLE PROFIT-SHARING AND RETIREMENT PLAN
                     -----------------------------------------------

                    18.1 Merger and Consolidation.  The initial steps
                         ------------------------
                         toward merger and consolidation of the Safeco Title Profit-Sharing and Retirement Plan (the

                                                                   08/15/92



                         Safeco Profit-Sharing Plan) occurred effective July 1, 1987. Except as otherwise noted below, all provisions of the Plan shall govern the Safeco Profit-Sharing Plan effective January 1, 1993.

                    18.2 Vesting.  As of January 1, 1993 all active
                         -------
                         participants in the Safeco Profit-Sharing Plan were vested.

                    18.3 Investment of Safeco Profit-Sharing Plan Assets.
                         -----------------------------------------------

                         A. As of December 1, 1992 all cash assets of the Safeco Profit Sharing Plan shall be invested in accordance with provisions of the Plan.

                         B. Participants shall be permitted to retain their interests in Safeco Corporation common stock, but shall enjoy an option to direct the Trustee to convert such stock to cash for further investment under the Plan.

                    18.4 Forfeitures.  In the event a Safeco Profit-Sharing
                         -----------
                         Plan participant whose employment was terminated and benefits forfeited is reemployed within six years of the date of his termination of employ-ment, the Employee's forfeited account shall be restored as of the date of such reemployment.
                         Such restoration shall be credited from then existing forfeitures under this Plan or, to the extent that forfeitures are not sufficient to restore such amount, from a supplemental Employer contribution.

                                    ARTICLE NINETEEN
                                    ----------------
                               MERGER AND CONSOLIDATION OF
                               ---------------------------
                         THE SAFECO TITLE EMPLOYEES SAVINGS PLAN
                         ---------------------------------------

                    19.1 Merger and Consolidation.  The initial steps
                         ------------------------
                         toward merger and consolidation of the Safeco Title Employees Savings Plan occurred effective July 1, 1987. Except as otherwise noted below,



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                                                                   08/15/92



                         all provisions of the Plan shall govern the Safeco Title Employees Savings Plan effective January 1, 1993.

                    19.2 Vesting.  As of January 1, 1993 all active
                         -------
                         participants in the Safeco Title Employee Savings Plan were vested.

                    19.4 Investment of Safeco Savings Plan Assets.  As of
                         ----------------------------------------
                         December 1, 1992 all assets of the Safeco Savings Plan shall be invested in accordance with provisions of the Plan.

                    19.5 Forfeitures.  In the event a Safeco Savings Plan
                         -----------
                         participant whose employment was terminated and benefits forfeited is reemployed within six years of the date of such termination of employment, the employee's forfeited account shall be restored as of the date of such re-employment. Such restoration shall be accomplished from existing forfeitures under the Plan or to the extent that forfeitures are not sufficient to restore such amount from supplemental Employer contribution.

              22.   By adding a new Article Twenty-One Reading as follows:

                                   ARTICLE TWENTY-ONE
                                   ------------------
                               MERGER AND CONSOLIDATION OF
                               ---------------------------
                                   MISCELLANEOUS PLANS
                                   -------------------

                    21.1 Chicago Title Agency of Arizona, Inc.  Effective
                         -------------------------------------
                         July 1, 1993 the Arizona Profit-Sharing and
                         Incentive Savings Plan frozen as of May 1, 1991 as sponsored by Chicago Title Agency of Arizona, Inc. has been amended, merged and consolidated with this Plan with the terms of this plan to control from and after such date of merger.
                         [Effective July 1, 1993]






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                    21.2 Chicago Title Agency of Central Ohio, Inc.
                         ------------------------------------------
                         Effective July 1, 1993 the Chicago Title Agency of Central Ohio, Inc. Profit-Sharing Plan frozen as of January 1, 1992 as sponsored by Chicago Title Agency of Central Ohio, Inc. has been amended, merged and consolidated with this Plan with the terms of this Plan to control from and after such date of merger.
                         [Effective July 1, 1993]

                    21.3 Liberty Title Company.  Effective September 1,
                         ---------------------
                         1993 the Liberty Title Employees Savings and
                         Protection Plan frozen as of April 1, 1991 as sponsored by Liberty Title Company has been amended, merged and consolidated with this Plan with the terms of this Plan to control from and after such date of merger.
                         [Effective September 1, 1993]

              23.   By adding a new Article Twenty-Two reading as follows:

                                   ARTICLE TWENTY-TWO
                                   ------------------
                                 ROLLOVER CONTRIBUTIONS
                                 ----------------------

                    22.1 Eligible Rollover Contributions.
                         -------------------------------

                         A. Notwithstanding any other provisions of the Plan to the contrary, effective April 1, 1993, a Participant (or a spouse of the Participant who is an alternate payee under a qualified domestic relations order) may elect, at the time and in the manner specified by the Plan Administrator, to have any portion of an "eligible rollover distribution" (as defined below) paid directly to an "eligible retirement plan" (as defined below) specified by the Participant (or a spouse who is an alternate payee) in a direct rollover. An "eligible rollover distribution" is any distribution of all or a portion of the balance to the credit of the Participant, other than a distribution which is one of a series of substantially equal



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                              periodic payments (not less frequently than
                              annually) made for the life or life
                              expectancy of the Participant or the joint lives or joint life expectancies of the Participant and the Participant's designated beneficiary or for a specified period of ten years or more.

                         B. Effective April 1, 1993, the Plan will accept rollover contributions by a participant from other tax-qualified retirement plans, conduit IRAs or other funds specifically approved by the Company, all in accordance with administrative procedures promulgated for the Plan.

                    22.2 Exclusion.  An eligible rollover distribution
                         ---------
                         shall not include any portion of a distribution required under Section 401(a)(9) of the Code and any portion of a distribution that is not includible in gross income.

                    22.3 Definition.  An "eligible retirement plan" is an
                         ----------
                         individual retirement account or, individual retirement annuity under Sections 408(a) and 408(b) of the Code, a Section 403(a) annuity plan or another qualified defined contribution trust described in Section 401(a) of the Code that accepts rollover distributions. A Participant's surviving spouse may direct an eligible rollover distribution to an eligible retirement plan which is an individual retirement account or individual retirement annuity. (Effective April 1, 1993)

              Executed this 31st day of March, 1994.


                                        CHICAGO TITLE AND TRUST COMPANY


                                        By: /s/ Richard P. Toft
                                            ---------------------------
                                                Richard P. Toft
                                                President





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
                                   THIRD AMENDMENT TO
                             CHICAGO TITLE AND TRUST COMPANY
                             SAVINGS AND PROFIT-SHARING PLAN

                    The undersigned, being the President of Chicago Title
              and Trust Company and acting pursuant to authority granted to the President under that certain resolution duly adopted by the Board of Directors of Chicago Title and Trust Company under the date of April 27, 1993 and certain other resolutions duly adopted by such Board, does hereby consent to and approve on behalf of Chicago Title and Trust Company the following Third Amendment to the Chicago Title and Trust Company Savings and Profit-Sharing Plan, as amended and restated through March 21, 1994, with an effective date of June 1, 1995 unless otherwise stated.

              1.    By restating Article Eight to read as follows:

                    8.1  Use of Trustee.  The Company shall maintain a
                         --------------
                         trust agreement with the Trustee, or such other fiduciary as the Company may select for the custody, investment and maintenance of all Plan Assets, as hereinafter defined. The Trustee shall receive, hold, invest and reinvest all Plan contributions, together with the monies of the prior CT&T Plan. (Effective January 1, 1995)

                    8.2  Investment Funds.  Subject to the approval of the
                         ----------------
                         Benefits Policy Committee, the Trustee shall establish and maintain at least three and not more than ten investment funds (the "Funds") for the investment of trust assets. These Funds, together with Funds of the prior CT&T Plan are referred to as Plan Assets. The Trustee shall maintain and communicate to Plan participants, from time to time, a general description of the investment objectives of each one of the Funds. (Effective January 1, 1995)

                    8.3 Alleghany Stock Fund. Effective March 1, 1996 the Trustee shall establish and maintain, as one of the investment funds authorized under Section 8.2, an investment fund invested in Alleghany Corporation common stock together with such cash




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                                                                   08/15/92



                         reserves as the Trustee may deem appropriate for liquidity or other prudent purposes.

                         The Alleghany Corporation Common Stock Fund shall be maintained using the unit method of accounting with shares of stock owned by the Trustee. Participants will have no right of distribution in kind from the Fund. All shares of the Fund will be voted by the Trustee with the use of such independent fiduciaries as it may, from time to time, deem appropriate. (Effective January 1,
                         1996)

                    8.4  Use of Mutual Funds, or Collective Investment
                         ---------------------------------------------
                         Media.  Subject to the approval of the Policy
                         -----
                         Committee, the Trustee may utilize for the investment of Plan Assets, without limitation, any mutual funds, common trust funds or collective investment media maintained, advised or sponsored by the Trustee or an affiliated company. (Effective January 1, 1995)

                    8.5  Investment Selection.  Each participant shall
                         --------------------
                         elect that percentage, in whole multiples of 1% of employee and Employer contributions, to be invested in the Funds. (Effective January 1, 1995)

                    8.6  Investment Changes and Transfers.  A participant
                         --------------------------------
                         may direct a change in the investment of future contributions in whole multiples of 1% from one investment medium to another on approximately a monthly basis in accordance with administrative procedures promulgated for the Plan, subject to a limit of twelve changes a calendar year. Transfer of funds from one investment medium to another may be done on a quarterly basis in any month during a quarter in accordance with administrative procedures promulgated for the Plan. (Effective January 1, 1995)

                    8.7  Interim Investment or Ineffective Direction.  In
                         -------------------------------------------
                         the event that an investment direction has not been received by the Trustee from a participant



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                                                                   08/15/92



                         for Plan Assets or in the event any investment direction is ambiguous or ineffective, the subject assets shall be invested in the Safety of Principal Fund until appropriate investment direction has been received by the Trustee. (Effective January 1, 1995)

              2. By adding new Section 21.4 and Section 21.5 to Article Twenty-One reading as follows:

                    21.4 Montag & Caldwell, Inc.  Effective July 31, 1995
                         ----------------------
                         (but subject to any investment adjustments from such date to the actual transfer of account balances), the CRC and Matching Account balance under the Montag & Caldwell, Inc. Savings and Retirement Plan and Trust will be merged and consolidated with the Plan. Such Accounts will be fully vested and non-forfeitable and the terms of this Plan shall be continued from and after the date of merger with respect to such Accounts.

                    21.5 Commercial Title of Austin.  Effective March 1,
                         --------------------------
                         1996 (but subject to any adjustments from said date to the actual transfer of account balances), the assets of the Commercial Title of Austin 401(k) Plan shall be merged into and consolidated with the Plan. All accounts from such plan will be fully vested and non-forfeitable and the time of terms of this Plan shall be continued from and after the date of the merger with respect to such accounts.

              3. By adding to the Plan a new Article 23 reading as follows:

                                ARTICLE 23 +PLUS ACCOUNT
                                            -------------


                    23.1 Establishment of +PLUS Account.  Effective June 1,
                         ------------------------------
                         1995, the Company shall establish and maintain a new account, called the "+PLUS Account." All assets of the +PLUS Account shall be delivered to the Trustee to be held as Plan assets in




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                                                                   08/15/92



                         accordance with the trust agreement between the Company and the Trustee.

                    23.2 Eligibility.  The following persons shall be
                         -----------
                         eligible to participate in the +PLUS Account:

                    A. All persons who were non-vested participants in the Chicago Title and Trust Company Pension Plan and who as of January 1, 1995 shall be automatically eligible for +PLUS Account participation.

                    B. Any person participating in the Chicago Title and Trust Company Pension Plan who elects as of January 1 of a calendar year to participate in the +PLUS Account.

                    C. Any employee hired on or after January 1, 1995 and who completes one year of eligibility service shall be automatically eligible for +PLUS Account participation.

                    23.3 Vesting.  A participant in the +PLUS Account shall
                         -------
                         be eligible to receive benefits from, or vest in, the +PLUS Account upon Completion of five years of Vesting Service.

                    23.3 Investment of Accounts.  A participant may direct
                         ----------------------
                         the investment of the participant's +PLUS Account in any of the Funds maintained by the Company from time to time for Plan assets in accordance with administrative procedures promulgated from time to time by the Company.

                    23.4 Employee Contributions.  The +PLUS Account is
                         ---------------------
                         wholly funded by Employer contributions. The amount of contribution made by an Employer on behalf of a participant is based on the participant's percentage of base pay as determined by age plus Credited Service and described on the following contribution schedule:

                                                                   08/15/92



              Points (Age +      Percent of All Base      Percent of Pay in
              Credited Service)  Pay (annual average)     Excess of Social
                                 Up to Social Security    Security Taxable
                                 Taxable Wage Base        Wage Base

              below 40                   1.0%                    0.0%
              40-49                      2.5%                    1.0%
              50-59                      4.0%                    2.0%
              60-69                      6.0%                    3.0%
              70 or more                 8.5%                    4.O%

                   Employer contributions are made based on employment and participation as of December 31 of a calendar year. If a participant is not so employed and participating as of December 31, no contribution will be made by the participant's Employer except that a prorated contribution will be made if employment ends prior to December 31, because of retirement, death or disability.

                   23.4 Loans and Withdrawal.  Loans and Withdrawals by a
                        --------------------
                        participant are not permitted from the +PLUS
                        Account.

                   23.5 Distribution.  A participant shall receive a
                        ------------
                        distribution from the +PLUS Account in a lump sum as soon as administratively reasonable after a participant or the participant's beneficiary becomes eligible for a distribution.

              Executed this 19th day of January, 1996.


                                     CHICAGO TITLE AND TRUST COMPANY



                                     By: /s/ Richard P. Toft
                                         ---------------------
                                              Richard P. Toft
                                                President









                                          -72-